                                                                    EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



NAME                                            STATE OF INCORPORATION
----                                            ----------------------

DAP/LUBECO Corporation                            Nevada

DAP/LUBECO Partnership Corporation                Nevada